SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2003

HASTINGS MANUFACTURING COMPANY
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	1-3574 (Commission File Number)	38-0633740 (IRS Employer Identification no.)

325 North Hanover Street Hastings, Michigan (Address of principal executive offices)	49058 (Zip Code)

Registrant's telephone number,
including area code:  (269) 945-2491

Item 2.	Acquisition or Disposition of Assets.

          On March 27, 2003, Hastings Manufacturing Company (the "Company"), through its Canadian subsidiary, Hastings, Inc., consummated the acquisition of 100 percent of the outstanding shares of Ertel Manufacturing Corporation of Canada, Ltd., a Canadian corporation ("Ertel"), and 100 percent of the outstanding shares of Syzygy Auto Distribution Inc., an Ontario corporation ("Syzygy"). Ertel and Syzygy are referred to below collectively as the "Acquired Companies." Prior to these transactions, Ertel and Syzygy were related through common ownership. Ertel's and Syzygy's net sales for the year ended December 31, 2002 were approximately $16,235,000 and $149,000, respectively.

          The acquisition of Ertel was conducted pursuant to a Share Purchase Agreement dated as of February 11, 2003, as amended and extended, by and among Paul Elliott, 1565062 Ontario Inc., the Paul Elliott Spousal Trust, Jeffrey Scott, 1565063 Ontario Ltd. (collectively, the "Ertel Sellers"), Hastings, Inc. and Ertel. The acquisition of Syzygy was conducted pursuant to a Share Purchase Agreement dated as of February 11, 2003, as extended, by and among Ann Jackson and Lydia Scott (collectively, the "Syzygy Sellers") and Hastings, Inc. See Exhibits 2(a) through 2(d) to this Form 8-K. Prior to the Ertel acquisition, Messrs. Elliott and Scott indirectly acquired from Ertel all of the outstanding stock of Ertel's subsidiaries Michigan 99 Inc., a Michigan corporation, and Syzygy Auto Distribution Corp., a Texas corporation.

          Ertel distributes a full line of internal engine parts through a network of distribution centers located throughout Canada. Syzygy is a distributor of consignment aftermarket products in Canada through the Ertel distribution network. Hastings, Inc. currently intends to consolidate Ertel and Syzygy into Hastings, Inc. and continue these businesses under the name Hastings, Inc. As a result of these acquisitions, the Company (through Hastings, Inc.) is expected to be a leading Canadian distributor of internal engine components, including piston rings, pistons, gaskets, bearings, camshafts and other parts. The operating results of the Acquired Companies will be included in the Company's consolidated results of operations from the date of acquisition.

          The aggregate minimum purchase price payable to the Ertel Sellers and the Syzygy Sellers for the stock of both of the Acquired Companies has been established to be approximately $7,034,000, including $4,073,000 of cash and $2,961,000 of secured term notes payable issued to the sellers. The purchase price is subject to change based on audited results of operations for the years ended December 31, 2002 and Ertel's audited retained earnings as of December 31, 2002. For accounting purposes, the purchase price will be increased by the direct costs of the acquisition. Due to the nature of Ertel's distribution operations, the purchase price was primarily determined based on its past operating results rather than its tangible assets. As a result, estimated goodwill and other intangible assets of between $4,500,000 and $5,500,000 is expected to be assigned, none of which will be deductible for tax purposes. The Company is in the process of obtaining third-party valuations of certain assets; thus, the allocation of the purchase price was not completed as of the date of this report.

          The terms of the Share Purchase Agreements, including the purchase prices to be paid to the Ertel Sellers and the Syzygy Sellers, were arrived at through arms-length negotiations between the parties.

          In connection with the acquisitions, the Company restructured its U.S. and Canadian loan agreements. The Company's U.S. secured short-term line with its primary lender, Bank One, was increased from $4,250,000 to $7,000,000. In Canada, Hastings, Inc.'s secured $700,000 short-term line with its former lender was replaced with a secured $5,770,000 short-term line with Bank One, NA, Canada Branch, which is a Canadian affiliate of the Company's primary lender. This new line is secured by accounts receivable, inventory and equipment. Hastings, Inc. also borrowed $1,885,000 on a term loan which is payable over 15 years and is secured by real estate. With this new borrowing capacity, the Company financed the $4,073,000 paid in the acquisition of the Acquired Companies.

          Before these transactions, there were no material relationships between the Ertel Sellers, the Syzygy Sellers or the Acquired Companies, on one hand, and the Company, Hastings, Inc. or any of their directors or executive officers, or associates of such persons, on the other hand.

          All dollar amounts set forth in this Form 8-K are in United States Dollars.

Item 7.	Financial Statements, Pro Forma Financial Information, and Exhibits.

(a) and (b)	The Company plans to provide the required financial statements and related pro forma presentations by amendment to this Form 8-K on or before June 10, 2003.

(c)	Exhibits: The following documents are attached as exhibits to this report on Form 8-K:

2(a)

Share Purchase Agreement dated as of February 11, 2003 by and among Paul Elliott, Jeffrey Scott, Hastings, Inc. and Ertel Manufacturing Corporation of Canada, Ltd. Previously filed as an exhibit to the Company's Form 10-K for the year ended December 31, 2002. Here incorporated by reference.

2(b)

Amendment dated March 21, 2003 to Share Purchase Agreement dated as of February 11, 2003 by and among Paul Elliott, Jeffrey Scott, Hastings, Inc. and Ertel Manufacturing Corporation of Canada, Ltd. Previously filed as an exhibit to the Company's Form 10-K for the year ended December 31, 2002. Here incorporated by reference.

2(c)

Confirmation of Extension of Closing Date relating to Share Purchase Agreement dated as of February 11, 2003 by and among Paul Elliott, Jeffrey Scott, Hastings, Inc. and Ertel Manufacturing Corporation of Canada, Ltd., as amended. Previously filed as an exhibit to the Company's Form 10-K for the year ended December 31, 2002. Here incorporated by reference.

	2(d)	Share Purchase Agreement relating to Syzygy Auto Distribution Inc. dated as of February 11, 2003 by and among Ann Jackson, Lydia Scott and Hastings, Inc.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 11, 2003	HASTINGS MANUFACTURING COMPANY

	By	/s/ Richard L. Zwiernikowski
Richard L. Zwiernikowski Secretary

EXHIBIT INDEX

Exhibit Number	Document

2(a)

Share Purchase Agreement dated as of February 11, 2003 by and among Paul Elliott, Jeffrey Scott, Hastings, Inc. and Ertel Manufacturing Corporation of Canada, Ltd. Previously filed as an exhibit to the Company's Form 10-K for the year ended December 31, 2002. Here incorporated by reference.

2(b)

Amendment dated March 21, 2003 to Share Purchase Agreement dated as of February 11, 2003 by and among Paul Elliott, Jeffrey Scott, Hastings, Inc. and Ertel Manufacturing Corporation of Canada, Ltd. Previously filed as an exhibit to the Company's Form 10-K for the year ended December 31, 2002. Here incorporated by reference.

2(c)

Confirmation of Extension of Closing Date relating to Share Purchase Agreement dated as of February 11, 2003 by and among Paul Elliott, Jeffrey Scott, Hastings, Inc. and Ertel Manufacturing Corporation of Canada, Ltd., as amended. Previously filed as an exhibit to the Company's Form 10-K for the year ended December 31, 2002. Here incorporated by reference.

2(d)	Share Purchase Agreement relating to Syzygy Auto Distribution Inc. dated as of February 11, 2003 by and among Ann Jackson, Lydia Scott and Hastings, Inc.